UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
March 29, 2012 ( March 23, 2012 )
(Date of earliest event reported)

GLOBAL GEOPHYSICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34709	05-0574281
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

13927 South Gessner Road
Missouri City, TX 77489
(Address of principal executive offices)

(713) 972-9200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement

Purchase Agreement

On March 23, 2012, the Company entered into a Purchase Agreement (the “Purchase Agreement”) with Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Citigroup Global Markets, Inc., as representatives of the initial purchasers (the “Initial Purchasers”), relating to the offer and sale by the Company of $50 million aggregate principal amount of its 10-1/2% senior notes due 2017 (the “Notes”).  The Company expects to receive net proceeds from the offering of approximately $45.5 million after deducting the Initial Purchasers’ discounts, offering expenses and original issue discount. The issuance of the Notes occurred on March 28, 2012. The Notes were offered and sold to the Initial Purchasers and resold only to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and in offshore transactions in reliance on Regulation S under the Securities Act.

The Notes are a general unsecured, senior obligations of the Company. The Notes are unconditionally guaranteed as to principal, premium, if any, and interest by the Company’s domestic subsidiaries (the “Guarantors”) on a senior unsecured basis.

The Company plans to use the proceeds from the offering and sale of the Notes to repay current outstanding indebtedness.

The summary of the foregoing transaction is qualified in its entirety by reference to the Purchase Agreement, which is included as Exhibit 10.1 hereto and incorporated herein by reference. This summary description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement included as Exhibit 10.1.

On March 28, 2012, in connection with the offering of the Notes, the Company entered into (i) an Indenture with The Bank of New York Mellon Trust Company, N.A., (the “Trustee”), and (ii) a Registration Rights Agreement with the Initial Purchasers. The following is a brief summary of the material terms and conditions of the Indenture and the Registration Rights Agreement.

Indenture

The Company and the Guarantors entered into an Indenture with the Trustee, pursuant to which the Company issued the Notes at a price equal to 94% of their face value.

Interest — The Notes will bear interest from March 28, 2012 at a rate of 10-1/2% per annum. The Company will pay interest on the Notes semi-annually, in arrears, on May 1 and November 1 of each year, beginning on May 1, 2012.

Principal and Maturity — The Notes were issued with a $50 million aggregate principal amount and will mature on May 1, 2017.

Guarantees — The Notes are unconditionally guaranteed, jointly and severally and on a senior, unsecured basis, by the Guarantors.

Optional Redemption by the Company — At any time on or after May 1, 2014, the Company may, at its option, redeem the notes, in whole or in part, at the redemption prices (expressed as a percentage of the principal amount thereof) set forth below, together with accrued and unpaid interest thereon, if any, to the redemption date (subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning May 1 of the years indicated:

Year	Percentage
2014	105.250%
2015	102.625%
2016 and thereafter	100.000%

In addition, at any time prior to May 1, 2014, the Company may redeem all or a portion of the notes at a price equal to 100% of the principal amount plus a “make-whole” premium, using a discount rate of Treasuries plus 0.50%, plus accrued and unpaid interest, if any, to the redemption date.

Optional Redemption with Equity Proceeds - Prior to May 1, 2013, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the notes issued under the Indenture with the net cash proceeds from one or more equity offerings at a redemption price of 110.500% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date).

Repurchase Obligations by the Company — If there is a change of control of the Company (as defined in the Indenture), each holder of the Notes may require the Company to purchase their Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.

Events of Default — The Indenture also contains events of default including, but not limited to, the following: (i) nonpayment; (ii)  defaults in certain other indebtedness of the Company or the Guarantors; and (iii) the failure of the Company or the Guarantors to comply with their respective covenants in the event of a mandatory redemption, optional redemption, option to repurchase, or a merger, consolidation or sale of assets. Upon an event of default, the holders of the Notes or the Trustee may declare the Notes due and immediately payable.

Registration Rights Agreement

The Company entered into a Registration Rights Agreement with the Initial Purchasers, pursuant to which the Company and the Guarantors agreed to use commercially reasonable efforts to file and cause to become effective, on or before 180 days after March 28, 2012, an exchange offer registration statement that would offer to exchange the Notes for notes identical in terms (the “Exchange Notes”), except that the Exchange Notes would not be subject to transfer restrictions. In addition, in certain circumstances where holders of the Notes are not allowed to participate in the exchange offer, the Company has agreed to file a shelf registration statement registering the resale of the Notes by such holders. If the Company and the Guarantors fail to file a registration statement or if any such registration statement is not declared effective within the prescribed time periods, the Company will be required to pay additional interest to the holders of the Notes.

The foregoing summaries of the Indenture and the Registration Rights Agreement are qualified in their entirety by the terms of such agreements which are attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference. This summary description of the Indenture and the Registration Rights Agreement is qualified in its entirety by reference to the Indenture and the Registration Rights Agreement included as Exhibits 4.1 and 4.2.

SECTION 9 — Financial Statements and Exhibits

Item 9.01                Financial Statements and Exhibits.

(d)   Exhibits:

4.1	Indenture dated as of March 28, 2012, among the Company, The Bank of New York Mellon Trust Company, N.A., as trustee, and the Guarantors.
4.2
Registration Rights Agreement dated as of March 28, 2012, among the Company, the Guarantors and Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Citigroup Global Markets, Inc., as representatives of the initial purchasers.

10.1
Purchase Agreement dated as of March 23, 2012, among the Company, the Guarantors and Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Citigroup Global Markets, Inc., as representatives of the initial purchasers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL GEOPHYSICAL SERVICES, INC.

March 29, 2012	By:	/s/ P. Mathew Verghese
P. Mathew Verghese
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Title of Document
4.1	Indenture dated as of March 28, 2012, among the Company, The Bank of New York Mellon Trust Company, N.A., as trustee, and the Guarantors.

4.2
Registration Rights Agreement dated as of March 28, 2012, among the Company, the Guarantors and Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Citigroup Global Markets, Inc., as representatives of the initial purchasers.

10.1
Purchase Agreement dated as of March 28, 2012, among the Company, the Guarantors and Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Citigroup Global Markets, Inc., as representatives of the initial purchasers.